UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2007
TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 99.1

     The following information, including the text of the press release attached to this Current Report, shall not be deemed filed with the Securities and Exchange Commission (“SEC”), nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Item 2.02 Results of Operations and Financial Condition.
     On January 16, 2007, Transmeta Corporation, a Delaware corporation (“Transmeta” or the “Company”), issued the press release attached to this Current Report as Exhibit 99.1.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 12, 2007, the Board of Directors of Transmeta appointed Lester M. Crudele to serve as President and Chief Executive Officer of the Company, effective February 1, 2007. Mr. Crudele will succeed Arthur L. Swift, who has served as Transmeta’s President and Chief Executive Officer, and as a member of the Transmeta Board of Directors, since his appointment to those positions in March 2005. Mr. Swift will continue as the Company’s President and Chief Executive Officer, and as a member of the Transmeta Board of Directors, during the interim period and until February 1, 2007.
     Mr. Crudele, age 57, was appointed as a member of the Transmeta Board of Directors in June 2005 and, since that time, has served continuously as a non-employee member of the Transmeta Board of Directors and the Compensation Committee of the Transmeta Board of Directors. Beginning in October 2006, in addition to and independent of his service as a member of the Board of Directors, Mr. Crudele entered into a consulting agreement with Transmeta, pursuant to which agreement he has performed consulting services for Transmeta relating to the evaluation of business opportunities and the planning of potential projects to develop advanced computing technologies, as requested by Transmeta’s President and Chief Executive Officer, Mr. Swift. In addition to serving as President and Chief Executive Officer of Transmeta beginning in February 2007, Mr. Crudele will continue to serve as a member of the Transmeta Board of Directors.
     Mr. Crudele began his career in 1972 at Motorola, where he was chief architect for several Motorola MC 68000-series microprocessors and served in a variety of management positions, most recently returning to Motorola in 1990 and serving as vice president and general manager of its RISC Microprocessor Division from 1991 to 1997. Crudele also has management experience at several computer systems companies, including Compaq, where he served as vice president and general manager of Compaq’s Workstation Products Division from 1997 to 1999. From 1999 to 2000, Crudele served on the board of directors and as a management consultant for Quantum Effect Devices (“QED”) until QED was acquired by PMC-Sierra in 2000. From November 2000 to May 2004, Mr. Crudele served on the board of directors of Banderacom, a privately held InfiniBand semiconductor company, for which he also served as president and chief executive officer from November 2000 to October 2002. From February 2006 to August 2006, Mr. Crudele served for a six-month period as president and chief operating officer of Quickfilter Technologies, a privately held fabless semiconductor company. In addition, Mr. Crudele was an early member of the leadership team at MIPS Computer Systems and has served on the board of directors for several privately held companies and industry groups.
Item 7.01 Regulation FD Disclosure.
     Please refer to the disclosure provided in Item 2.02 above.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Exhibit Title or Description

99.1	Press Release dated January 16, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: January 16, 2007	By:	/s/ John O’Hara Horsley John O’Hara Horsley,
Executive Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.1	Press Release dated January 16, 2007.